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                              ARTICLES OF AMENDMENT

                     FLAG INVESTORS INTERNATIONAL FUND, INC.

         FLAG INVESTORS INTERNATIONAL FUND, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at One South Street, Baltimore, Maryland 21202, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(4) of the Maryland General Corporation Law and under authority contained in Article ELEVEN, Section (G) of the Articles of Incorporation of the Corporation, a majority of the Board of Directors, at a meeting duly convened on December 15, 1999 has adopted a resolution changing the name of the Corporation to Flag Investors Series Funds, Inc.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation and the name or other designation of classes of stock of the Corporation.

         FOURTH: Article SECOND of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  The name of the Corporation is:
                           Flag Investors Series Funds, Inc.

         FIFTH: All shares previously designated as Flag Investors International Fund Class A Shares are hereby redesignated as: Flag Investors International Equity Fund Class A Shares.

         SIXTH: All shares previously designated as Flag Investors International Fund Class B Shares are hereby redesignated as:
                   Flag Investors International Equity Fund Class B Shares.

         SEVENTH: All shares previously designated as Flag Investors International Fund Class C Shares are hereby redesignated as:
                   Flag Investors International Equity Fund Class C Shares.

         EIGHTH: These Articles of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record or January 15, 2000.



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         IN WITNESS WHEREOF, Flag Investors International Fund, Inc. has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 30th day of December, 1999.


                                       FLAG INVESTORS INTERNATIONAL FUND, INC.



                                       By: /s/ Carl W. Vogt
                                           ----------------
                                           Carl W. Vogt
                                           President
[SEAL]



Attest:  /s/ Kathy Churko
         ----------------


         THE UNDERSIGNED, President of FLAG INVESTORS INTERNATIONAL FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                              /s/ Carl W. Vogt
                                              ----------------
                                              Carl W. Vogt
                                              President